UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 2, 2023

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604 Elko, NV	89801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 557-4550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2023, Tara Gilfillan, an independent director of the Board of Directors (the “Board”) of U.S. Gold Corp. (“U.S. Gold” or the “Company”), and a member of the Company’s Audit Committee, Compensation Committee, Nominating and Governance Committee, and Technical Committee, notified the Company that she does not intend to stand for re-election at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”). Ms. Gilfillan’s decision not to stand for re-election was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Gilfillan will continue to serve as a member of the Board until the Annual Meeting.

The Company thanks Ms. Gilfillan for her years of service and valuable contributions to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Gold corp.

Date: November 7, 2023	By:	/s/ Eric Alexander
	Name:	Eric Alexander
	Title:	Chief Financial Officer